UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/25/2009

News Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32352

Delaware	26-0075658
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1211 Avenue of the Americas
New York, NY 10036
(Address of principal executive offices, including zip code)

212-852-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01 of this Current Report on Form 8-K.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On August 25, 2009, News America Incorporated ("News America"), a subsidiary of News Corporation, a Delaware corporation (the "Company"), closed the private placement of $400 million of 5.65% Senior Notes due 2020 at the issue price of 99.703% (the "5.65% Notes") and $600 million of 6.90% Senior Notes due 2039 at the issue price of 99.802% (the "6.90% Notes," and together with the 5.65% Notes, the "Notes"). The Notes were sold within the United States only to qualified institutional buyers in reliance on Rule 144A promulgated under the Securities Act of 1933, as amended (the "Securities Act") and outside the United States in accordance with Regulation S under the Securities Act.

On August 25, 2009, News America entered into an Indenture with the Company, as Guarantor, and The Bank of New York Mellon, as Trustee. The Notes were sold pursuant to the Indenture.

Repayment of the Notes may be accelerated upon the occurrence of a change of control triggering event specified in the Indenture. Upon the occurrence of a change of control triggering event, the Company will be required to make an offer to purchase each series of Notes at a price equal to 101% of their principal amount plus accrued and unpaid interest through the date of repurchase. Under the Indenture, a change of control triggering event means a change of control and a rating decline. A "change of control" means the occurrence of the following: any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) other than the Company, any subsidiary of the Company, any employee benefit plan of either the Company or any subsidiary of the Company, or the Murdoch Family (as defined in the Indenture), becomes the beneficial owner of 50% or more of the combined voting power of the Company's then outstanding common stock entitled to vote generally for the election of directors. A "rating decline" is defined as the occurrence of the following on, or within 90 days after, the earlier of (i) the occurrence of a change of control or (ii) public notice of the occurrence of a change of control or the intention by the Company to effect a change of control (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for a possible downgrade by any of the rating agencies), (a) in the event the Securities are rated by either rating agency on the rating date as investment grade, the rating of the Securities shall be reduced so that the Securities are rated below investment grade by both rating agencies, or (b) in the event the Securities are rated below investment grade by both rating agencies on the rating date, the rating of the Securities by both rating agencies shall be decreased by one or more gradations (including gradations within rating categories as well as between rating categories).

Repayment of the Notes may be accelerated upon the occurrence of events of default specified in the Indenture. The following events are defaults under the Indenture: (a) failure to pay the principal of (or premium, if any, on) the applicable series of Notes when due; (b) failure to pay any interest installment on the applicable series of Notes when due, if such failure continues for 30 days; (c) failure of News America, the Company or any guarantor to perform any other covenant under the Indenture (other than a covenant included in the Indenture solely for the benefit of a series of Securities (as defined in the Indenture) other than the Notes), which continues for 90 days after written notice; and (d) certain events of bankruptcy, insolvency or reorganization.

Each series of the Notes is redeemable, as a whole or in part, at News America's option, at any time or from time to time, upon mailed notice to the registered address of each holder of such series of Notes at least 30 days but not more than 60 days prior to the redemption. The redemption price will be equal to the greater of (1) 100% of the principal amount of the series of Notes to be redeemed and (2) the sum of the present values of the Remaining Scheduled Payments (as defined in the Notes) on such series of Notes discounted to the date of redemption, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the sum of the applicable Treasury Rate (as defined in the Notes) plus 35 basis points with respect to the 5.65% Notes and at a rate equal to the sum of the applicable Treasury Rate plus 40 basis points with respect to the 6.90% Notes. Accrued interest will be paid to the date of the redemption.

The Indenture contains certain covenants that, among other things, limit the Company's and News America's ability, and the ability of the Company's subsidiaries, to create liens and engage in a merger, sale or consolidation transaction. All of the covenants are subject to a number of important qualifications and exceptions under the Indenture. The Indenture does not contain any financial maintenance covenants.

The foregoing summary of the terms of the Indenture and the Notes is qualified in its entirety by reference to the text of the Indenture (including the form of global note thereunder). A copy of the Indenture is filed as Exhibit 4.1, and is incorporated by reference into this Item 2.03.

The Notes have not been registered under the Securities Act or applicable state securities laws, and may not be offered or sold in the United States absent registration under the Securities Act and applicable state securities laws or applicable exemptions from these registration requirements.

In connection with the offering of the Notes, on August 25, 2009, News America, the Company and J.P. Morgan Securities Inc., Citigroup Global Markets Inc., Banc of America Securities LLC and Deutsche Bank Securities Inc., as the initial purchasers, entered into a Registration Rights Agreement (the "Registration Rights Agreement"). The Registration Rights Agreement provides that (i) unless the exchange offer would not be permitted by applicable law or the policy of the Securities and Exchange Commission (the "Commission"), the Company will file the exchange offer registration statement with the Commission on or prior to 90 days after the Notes were originally issued (the "Issue Date"), (ii) unless the exchange offer would not be permitted by applicable law or the Commission's policy, the Company will use its reasonable best efforts to have the exchange offer registration statement declared effective by the Commission on or prior to 180 days after the Issue Date, (iii) unless the exchange offer would not be permitted by applicable law or the Commission's policy, the Company will commence the exchange offer and use its reasonable best efforts to issue, on or prior to 225 days after the Issue Date, exchange notes, in exchange for all Notes tendered prior thereto in the exchange offer. In addition, under certain circumstances, the Company may be required to file a shelf registration statement to cover resales of the Notes.

If (i) the Company fails to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing, (ii) any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), (iii) the exchange offer is required to be consummated under the Registration Rights Agreement and the Company fails to issue exchange notes in exchange for all Notes properly tendered and not withdrawn in the exchange offer within 45 days of the Effectiveness Target Date with respect to the exchange offer registration statement, or (iv) the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with the exchange offer or resales of registrable securities, as the case may be, during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iv) above, a "Registration Default"), then the Company shall pay as liquidated damages additional interest ("Additional Interest") on the Notes as to which the Registration Default exists as set forth herein. If a Registration Default exists with respect to the notes of a series, the interest rate on such registrable securities of such series will increase, with respect to the first 90 day period (or portion thereof) while a Registration Default is continuing immediately following the occurrence of such Registration Default, 0.25% per annum. The amount of liquidated damages will increase by an additional 0.25% per annum at the beginning of each subsequent 90 day period (or portion thereof) while a Registration Default is continuing until all Registration Defaults have been cured, up to a maximum rate of Additional Interest of 1.00% per annum. Following the cure of the Registration Default, Additional Interest as a result of the Registration Default shall cease to accrue (but any accrued amount shall be payable) and the interest rate on the applicable Notes will revert to the original rate if no other Registration Default has occurred and is continuing.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit
Number          Description
______________________________________________________

4.1                Indenture, dated August 25, 2009, by and among News America Incorporated, News Corporation, as Guarantor, and The Bank of New York Mellon, as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

News Corporation

Date: August 27, 2009	By:	/s/ Lawrence A. Jacobs
Lawrence A. Jacobs
Senior Executive Vice President and Group General Counsel

EXHIBIT INDEX

Exhibit No.	Description
EX-4.1	Indenture, dated August 25, 2009, by and among News America Incorporated, News Corporation, as Guarantor, and The Bank of New York Mellon, as Trustee.